UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2012

STERIS Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-14643	34-1482024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio		44060-1834
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On December 27, 2012, STERIS Corporation (“STERIS”) purchased the remaining interests held by its partner in their VTS Medical Systems, LLC joint venture. The purchase price was approximately $19 million in cash. VTS Medical Systems, LLC is headquartered in Long Island, New York and together with its predecessor has a thirty-year history as an innovator in the design and development of surgical grade monitors and operating room integration solutions for healthcare facilities. The joint venture began in fiscal 2009, and STERIS increased its ownership of the joint venture to just under 50% during fiscal 2011. With this final investment, VTS is now a wholly-owned subsidiary of STERIS, and will be integrated into STERIS’s Healthcare segment within the surgical solutions business unit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By	/s/ Michael J. Tokich
Michael J. Tokich
Senior Vice President and Chief Financial Officer

Date: January 9, 2013

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